Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-217795) and Form S-8 (Nos. 333-04197, 333-69377, 333-36726, 333-88288, 333-89699, 333-89703, 333-111940, 333-125364, 333-125365 and 333-204104) of DST Systems, Inc. of our report dated February 28, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Kansas City, MO
February 28, 2018